Exhibit (h)(5)
                                                          [DP&R Draft - 7/14/00]

                        ADMINISTRATIVE SERVICES AGREEMENT

         ADMINISTRATIVE SERVICES AGREEMENT, made this 7th day of August, 2000, between Scudder Money Market Trust (the "Trust"), a Massachusetts business trust, and Scudder Kemper Investments, Inc. ("Scudder Kemper"), a Delaware corporation.

WHEREAS, the Trust is registered with the Securities and Exchange Commission ("SEC") as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"); and

WHEREAS, the Trust is authorized to issue shares of beneficial interest ("Shares") in separate series, with each such series representing interests in a separate portfolio of securities and other assets; and

WHEREAS, the Trust has one active series, Scudder Money Market Series (the "Series"), which offers six classes of Shares, namely the Institutional Class, Managed Shares Class, Premium S Class, Premium AARP Class, Prime Reserve S Class and Prime Reserve AARP Class (the "Classes"); and

WHEREAS, the Trust wishes to retain Scudder Kemper to provide administrative and other services to the Trust with respect to the Series in the manner and on the terms hereinafter set forth; and

WHEREAS, Scudder Kemper is willing to furnish such services in the manner and on the terms hereinafter set forth;

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties agree as follows:

I. APPOINTMENT. The Trust hereby appoints Scudder Kemper as Administrator to provide the administrative and other services with respect to the Series for the period and on the terms set forth in this Agreement. The Administrator accepts such appointment and agrees during such period to render the services herein set forth for the compensation herein provided. In the event the Trust establishes and designates additional series with respect to which it desires to retain the Administrator to render administrative and other services hereunder, it shall notify the Administrator in writing. If the Administrator is willing to render those services, it shall notify the Trust in writing, whereupon Schedule A hereto shall be amended to reflect the compensation payable to the Administrator on behalf of that series and that series shall become a Series hereunder.

II. DUTIES. Subject to the general supervision of the Board of Trustees of the Trust (the "Board"), the Administrator shall provide or procure all organizational, administrative and other services reasonably necessary for the operation of the Series and certain other services, all as more particularly described below.


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         A. ADMINISTRATIVE SERVICES. Subject to the approval or consent of the
Board, the Administrator shall provide or procure, at the Administrator's expense, services to the Series ("Serieswide Administrative Services") to include the following : (i) coordinating matters relating to the operation of the Series, including any necessary coordination among Scudder Kemper or other advisers to the Series, the custodian(s), transfer agent(s), shareholder servicing and dividend disbursing agent(s), subaccounting and recordkeeping agent(s), fund accounting agent(s), pricing agent(s), accountants, attorneys, and other parties performing services or operational functions for the Series;
(ii) providing the Series with the services of a sufficient number of persons competent to perform such administrative and clerical functions as are necessary to ensure compliance with federal securities laws, as well as other applicable laws, and to provide effective administration of the Series; (iii) maintaining, or supervising the maintenance by third parties, of such books and records of the Trust and the Series as may be required by applicable federal or state law other than the records and ledgers maintained under the Investment Management Agreement; (iv) preparing and arranging for the distribution of proxy materials and periodic reports to shareholders of the Series as required by applicable law; and (v) taking such other action with respect to the Series as may be required by applicable law, including, without limitation, the rules and regulations of the SEC and of state securities commissions and other regulatory agencies. Subject to the approval or consent of the Board, the Administrator shall provide or procure, at the Administrator's expense, services to each Class of the Series ("Class Administrative Services") to include the following: (i) transfer agency, shareholder servicing and dividend disbursing services, and, to the extent allocable to a particular Class, subaccounting and recordkeeping services and (ii) preparing and arranging for the printing and distribution of periodic reports to shareholders of the Series as required by applicable law. To the extent that any Serieswide Administrative Services described above are provided to a particular Class, they may be deemed to be Class Administrative Services.

         B. EXPENSES. During the term of this Agreement, the Administrator will pay all expenses incurred by it in connection with its obligations under this Agreement, except such expenses as are those of the Series under this Agreement. The Administrator shall pay for maintaining its staff and personnel and shall, at its own expense provide the equipment, office space, and facilities necessary to perform its obligations under this Agreement. In addition, the Administrator shall, at its expense, furnish to the Trust, Series or a particular Class, as applicable, or procure and pay for: (a) usual and customary auditing services of the Series' independent public accountants; (b) services of the Series' transfer agent(s), shareholder servicing and dividend disbursing agent(s), and shareholder recordkeeping agent(s); (c) services of the Series' custodian, including any recordkeeping services provided by the custodian; (d) services of the Series' accounting agent(s), (e) services of obtaining quotations for calculating the value of the Series' net assets; (f) services of maintaining the Series' tax records; (g) services, including procurement of legal services, incident to meetings of the Trust's shareholders, the preparation and filing of registration statements under the Securities Act of 1933, as amended, and the 1940 Act and any amendments thereto, and reports of the Trust to its shareholders, the preparation and filing of reports to regulatory bodies, the maintenance of the Trust's existence and qualification to do business, and the registration of shares with federal and state securities authorities (except as described in subsection (gg) below); (h) procurement of ordinary legal services, including the

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services that arise in the ordinary course of business for a Massachusetts business trust registered as an open-end management investment company; (i) the Trust's pro rata portion of the fidelity bond required by Section 17(g) of the 1940 Act, or other insurance premiums; (j) association membership dues; (k) services to organize and offer shares of the Trust and the Series; and (l) printing and postage expenses related to the mailing of periodic reports, prospectuses, statements of additional information and other shareholder mailings, excluding proxy solicitations; (m) expenses that are the obligation of the Series pursuant to a special servicing agreement with a registered investment company that is a holder of shares of the Series and that may be deemed to be an affiliated person, or an affiliated person of such a person, as defined in the 1940 Act; and (n) expenses in the nature of avoided transfer agency costs payable to a person that is a shareholder of record for an omnibus account on the transfer agency records of the Series. The Trust shall bear the following expenses: (aa) salaries and other compensation of any of the Trust's executive officers and employees, if any, who are not officers, directors, stockholders, or employees of the Administrator or its subsidiaries or affiliates; (bb) taxes, if any, levied against the Trust or any of its Series;
(cc) brokerage fees and commissions in connection with the purchase and sale of portfolio securities for any of the Series; (dd) costs, including the interest expenses, of borrowing money; (ee) fees and expenses of Board members who are not officers, employees, or stockholders of the Administrator or its subsidiaries or affiliates, and the fees and expenses of any counsel, accountants, or any other persons engaged by such Board members in connection with the duties of their office with the Trust; (ff) extraordinary expenses, including extraordinary legal expenses to the extent authorized by the Board, as may arise, including expenses incurred in connection with litigation, proceedings, other claims and the legal obligations of the Trust to indemnify its Board members, officers, employees, shareholders, distributors, and agents with respect thereto; (gg) organizational and offering expenses of the Trust and the Series to the extent authorized by the Board, and any other expenses which are capitalized in accordance with generally accepted accounting principles; and
(hh) any expenses allocated to a specific Series pursuant to an administrative services or distribution plan.

         C. ORGANIZATIONAL SERVICES. The Administrator shall provide the Trust and the Series, at the Administrator's expense, with the services necessary to organize any Series that commence operations on or after the date of this Agreement so that such Series can conduct business as described in the Trust's Registration Statement.

         D. The Administrator shall also make its officers and employees available to the Board and officers of the Trust for consultation and discussions regarding the administration of the Series and services provided to the Series under this agreement.

         E. In performing these services, the Administrator: (i) shall conform with the 1940 Act and all rules and regulations thereunder, all other applicable federal and state laws and regulations, with any applicable procedures adopted by the Board, and with the provisions of the Trust's Registration Statement filed on Form N-1A as supplemented or amended from time to time, (ii) will make available to the Trust, promptly upon request, any of the Series' books and records as are maintained under this Agreement, and will furnish to regulatory authorities having the requisite authority any such books and records and any information or reports in connection


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with the Administrator's services under this Agreement that may be requested in order to ascertain whether the operations of the Trust are being conducted in a manner consistent with applicable laws and regulations, and (iii) will regularly report to the Board on the services provided under this Agreement and will furnish the Board with respect to the Series such periodic and special reports as the Board may reasonably request.

         F. The services provided by the Administrator under this Agreement are in addition to those required to be provided by it under the Investment Management Agreement entered into between the Administrator and the Trust on behalf of the Series. Notwithstanding any other provision of the Agreement, all other services provided by the Administrator under the Investment Management Agreement will continue to be provided by the Administrator and paid for by the Series pursuant to that agreement.

III. INDEPENDENT CONTRACTOR. The Administrator shall for all purposes herein be deemed to be an independent contractor and shall, unless otherwise expressly provided herein or authorized by the Board from time to time, have no authority to act for or represent the Trust in any way or otherwise be deemed its agent.

IV. COMPENSATION. The Trust shall pay the Administrator on behalf of the Series a Serieswide Administrative Fee as compensation for the Serieswide Administrative Services set forth in Section II.A above. Each Class of the Series shall pay the Administrator on its own behalf a Class Administrative Fee as compensation for the Class Administrative Services provided to the Class as set forth in Section II.A. above. The Serieswide Administrative Fee and the Class Administrative Fee shall be at the rates set forth in Schedule A hereto. The amount of any credit received from the Series' custodian for cash balances maintained at the custodian shall be subtracted from the Serieswide Administrative Fee required to be paid by the Trust under this Agreement.

V. NON-EXCLUSIVITY. It is understood that the services of the Administrator hereunder are not exclusive, and the Administrator shall be free to render similar services to other investment companies and other clients.

VI. LIABILITY. The Administrator shall give the Trust the benefit of the Administrator's best efforts in rendering services under this Agreement. The Administrator may rely on information reasonably believed by it to be accurate and reliable. As an inducement for the Administrator's undertaking to render services under this Agreement, the Trust agrees that neither the Administrator nor the stockholders, officers, directors, or employees of the Administrator shall be subject to any liability for, or any damages, expenses or losses incurred in connection with, any act, omission or mistake in judgment connected with or arising out of any services rendered under this Agreement, except by reason of willful misfeasance, bad faith, or negligence in the performance of the Administrator's duties, or by reason of reckless disregard of the Administrator's obligations and duties under this Agreement. This provision shall govern only the liability to the Trust of the Administrator and that of the stockholders, officers, directors, and employees of the Administrator, and shall in no way govern the liability to the Trust or the


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Administrator of any other person or provide a defense for such other person, including persons that provide services for the Series as described in Section II.B or C of this Agreement.

VII. TERM AND CONTINUATION. This Agreement shall take effect as of the date hereof, and shall remain in effect, unless sooner terminated as provided herein, until three (3) years from the date of this Agreement, and shall continue thereafter on an annual basis with respect to the Series, provided that such continuance is specifically approved at least annually (a) by the vote of a majority of the Board, or (b) by vote of a majority of the outstanding voting securities of the Series, and provided continuance is also approved by the vote of a majority of the Board who are not parties to this Agreement or "interested persons" (as defined in the 1940 Act) of the Trust, cast in person at a meeting called for the purpose of voting on such approval. This Agreement may be terminated without the payment of any penalty with respect to the entire Trust or only with respect to one or more Series thereof: (a) by the Trust at any time with respect to the services provided by the Administrator by vote of (1) a majority of the Board members who are not "interested persons" (as such term is defined in the 1940 Act) of the Trust, or (2) a majority of the outstanding voting shares of the Trust or, with respect to a particular Series, by vote of a majority of the outstanding voting shares of such Series, on 60 days' written notice to the Administrator; and (b) by the Administrator on or after the third anniversary of the date hereof, without the payment of any penalty, upon 60 days' written notice to the Trust.

VIII. NOTICES. Notices of any kind to be given to the Administrator by the Trust shall be in writing and shall be duly given if mailed or delivered to the Administrator at 345 Park Avenue, New York New York 10154, or to such other address or to such individual as shall be specified by the Administrator. Notices of any kind to be given to the Trust by the Administrator shall be in writing and shall be duly given if mailed or delivered to Two International Place, Boston, Massachusetts 02110, or to such other address or to such individual as shall be specified by the Trust.

IX. TRUST OBLIGATION. A copy of the Trust's Agreement and Declaration of Trust, as amended, is on file with the Secretary of the Commonwealth of Massachusetts, and notice is hereby given that this Agreement has been executed on behalf of the Trust by a Board member in his or her capacity as Board member and not individually. The obligations of this Agreement to pay the Administrator for services provided to or procured for a Series shall be binding only upon the assets and property of that Series and shall not be binding upon any Board member, officer, or shareholder of the Trust individually.

X. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original.

XI. MISCELLANEOUS. This Agreement shall be governed by the laws of Massachusetts, provided that nothing herein shall be construed in a manner inconsistent with the 1940 Act or any rule or order of the SEC thereunder. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby and, to this extent, the provisions of this Agreement shall be deemed to be severable. To the extent that any provision of this Agreement shall be held or made invalid


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by a court decision, statute, rule or otherwise with regard to any party hereunder, such provisions with respect to other parties hereto shall not be affected thereby. The captions in this Agreement are included for convenience only and in no way define any of the provisions hereof or otherwise affect their construction or effect. This Agreement may not be assigned by the Trust or the Administrator without the consent of the other party.

         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below on the day and year first above written.

                                       SCUDDER MONEY MARKET
                                       TRUST



                                       By: _______________________
                                           John Millette
                                           Vice President


                                        SCUDDER KEMPER
                                        INVESTMENTS, INC.



                                        By: _______________________
                                            Kathryn L. Quirk
                                            Managing Director


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                                   SCHEDULE A

         As compensation for the services provided under this Administrative Services Agreement, the Administrator shall receive from the Trust, on behalf of the Series, the following Serieswide Administrative Fee, and from each Class the following Class Administrative Fee, each paid [quarterly] based on average daily net assets of the Series or Class, as applicable, according to the following annualized fee schedule:

                          Serieswide Administrative Fee

                             Annualized Rate: 0.05%

                            Class Administrative Fee

              Class                                       Annualized Rate
              -----                                       ---------------
              Institutional                                        0.05%
              Managed Shares                                       0.20%
              Premium                                              0.20%
              Prime Reserve                                        0.35%


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